As Filed with the Securities and Exchange Commission on March 20, 2007 Registration No.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                    PHC, INC.
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
         (State or other jurisdiction of incorporation or organization)

                                   04-2601571
                      (I.R.S. Employer Identification No.)

                           200 Lake Street - Suite 102
                          Peabody, Massachusetts 01960
                                 (978) 536-2777
          (Address and telephone number of principal executive offices)

                                 with a copy to:

                                  STEVEN COHEN
                                  ARENT FOX LLP
                           1050 Connecticut Avenue, NW
                              Washington, DC 20036
                                 (202) 857-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities on additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
Title of each      Number of           Maximum        Maximum
Class of           Shares              Offering       Aggregate     Amount of
Securities to      being               Price Per      Offering      Registration
be Registered      Registered          Share          Price         Fee
________________   _______________     __________    ___________   ____________
Class A Common
 Stock, $.01 par
 value             1,707,149(1)(2)       $3.15       $5,377,519      $165.09(3)

1.   Includes 280,000 shares that may be issued upon exercise of warrants.
2. Includes 465,610 shares of Class A common stock and warrants previously registered in registration statement file number 333-117146 declared effective by the commission on November 5, 2004.
3. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) using the closing bid price of Class A common stock March 13, 2007.

_______________________________________________________________________________

The Registrant hereby amends the subject Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the subject registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

                    Subject to Completion, dated March , 2007

PROSPECTUS

                                    PHC, INC.

                            PIONEER BEHAVIORAL HEALTH

                    1,707,149 Shares of Class A Common Stock

This prospectus covers the sale of shares of the Company's Class A common stock, from time to time, by the selling security holders.

The Class A common stock trades on the American Stock Exchange and current prices are available on the American Stock Exchange under the symbol PHC. On March 13, 2007, the closing bid price of the Class A common stock was $3.15.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March , 2007

                                TABLE OF CONTENTS


                                                                    Page
  Prospectus Summary                                                3
  Risk Factors
       Operating Risks:                                             9-11
          Aging  of Accounts Receivable                             9
          Delay in government payments                              9
          Negative Cash flow                                        9-10
          Staffing shortages                                        10
          Reliance on key clients                                   10
          Rapid regulatory change                                   10-11
          Sole source contracts                                     11
          Acquisition and expansion                                 11
      Management Risks:                                             11
         Control of PHC by Bruce A. Shear                           11
         Retaining key personnel                                    11
      Market Risks:                                                 12
         Stock price volatility                                     12
         Issuance of Preferred Stock                                12
  Summary Description of Capital Stock                              12-13
  Selling security holders                                          14-16
  Plan of Distribution                                              17
  Legal Matters                                                     18
  Experts                                                           18
  Available Information                                             19
  Incorporation of Documents by Reference                           20


You should rely only upon the information contained in, or incorporated by reference into this document. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. The common stock to which this prospectus relates is not being offered in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

In addition to historical information, this prospectus contains statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended (the "Exchange Act") and are subject to the Safe Harbor provisions created by the statute. Generally words such as "may", "will", "should", "could", "anticipate", "expect", "intend", "estimate", "plan", "continue", and "believe" or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this prospectus. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements.

                                     SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section as well as the information incorporated by reference into this prospectus under "Where You Can Find More Information".

                                   OUR COMPANY

Our Company is a national healthcare company, which, through wholly owned subsidiaries, provides psychiatric services to individuals who have behavioral health disorders including alcohol and drug dependency and to individuals in the gaming and transportation industries. Our subsidiaries operate substance abuse treatment facilities in Utah and Virginia, four outpatient psychiatric facilities in Michigan, six outpatient psychiatric facilities in Nevada and two inpatient psychiatric facilities in Michigan. We provide management, administrative and help line services through contracts with major railroads, a call center contract with Wayne County, Michigan and a smoking cessation contract with a major government contractor. Through another subsidiary, at three sites, we conduct studies on the effects of psychiatric pharmaceuticals on a controlled population through contracts with the manufacturers of these pharmaceuticals. These three sites include two sites in Arizona acquired in fiscal 2004 through the membership purchase of Pivotal Research Centers, LLC. We also operate a website, Wellplace.com, which provides education and training for the behavioral health professional and internet support services to all of our subsidiaries.

Our Company provides behavioral health services through inpatient and outpatient facilities. Our substance abuse facilities provide specialized treatment services to patients who typically have poor recovery prognosis and who are prone to relapse. These services are offered in small specialty care facilities, which permit us to provide our clients with efficient and customized treatment without the significant costs associated with the management and operation of general acute care hospitals. We tailor these programs and services to "safety-sensitive" industries and concentrate our marketing efforts on the transportation, oil and gas exploration, heavy equipment, manufacturing, law enforcement, gaming and health services industries. Our psychiatric facilities provide inpatient psychiatric care, intensive outpatient treatment and partial hospitalization programs to children, adolescents and adults. Our outpatient mental health clinics provide services to employees of major employers, as well as to managed care companies and Medicare and Medicaid clients. The psychiatric services are offered in a larger, more traditional setting than PHC's substance abuse facilities, enabling PHC to take advantage of economies of scale to provide cost-effective treatment alternatives.

Our Company treats employees who have been referred for treatment as a result of compliance with Subchapter D of the Anti-Drug Abuse Act of 1988 (commonly known as the Drug Free Workplace Act), which requires employers who are Federal contractors or Federal grant recipients to establish drug-free awareness programs which, among other things, inform employees about available drug counseling, rehabilitation and employee assistance programs. We also provide treatment under the Department of Transportation implemented regulations, which broaden the coverage and scope of alcohol and drug testing for employees in "safety sensitive" positions in the transportation industry.

Our Company was incorporated in 1976 and is a Massachusetts corporation. Our corporate offices are located at 200 Lake Street, Suite 102, Peabody, MA 01960 and our telephone number is (978) 536-2777. As used herein, our Company refers to and includes the Company and each of its subsidiaries through which substantially all of our business and operations are conducted.

                                  THE OFFERING

Securities Outstanding as of January 31, 2007:

Class A common stock            19,047,327
Class B common stock               775,760
Preferred stock                          0
Securities Offered               1,707,149 shares of Class A common stock, of
                                           which 1,352,149 were outstanding as
                                           of January 31, 2007 and 355,000 are
                                           issuable on exercise of outstanding
                                           warrants.
AMEX Symbol                                PHC
Proceeds to the Company              $0.00 Assuming the warrants are exercised,
                                           the Company will receive $398,200.
                                           This amount will be added to our
                                           working capital. All other proceeds
                                           will be retained by the selling
                                           security holders.

                                    PHC, Inc.
                       Summary Consolidated Financial Data

                            For the Six
                            Months Ended                          Year Ended
                            December 31,                           June 30,
                              2006            2006          2005            2004
                           _____________   ___________    ___________    ___________
Statements of               (unaudited)
 Operations
 Data:

Revenue                     $20,014,566   $38,013,092    $34,063,258    $26,648,845
Operating expenses           18,855,598    34,828,666     30,475,846     26,503,309
                           _____________   ___________    ___________    ___________

Income from operations        1,158,968     3,184,426      3,587,412        145,536

Other expenses, net            (269,692)     (449,047)      (504,935)      (391,245)

Benefit from (provision for)
 income taxes                  (344,905)    1,310,103         73,423        (11,294)
                           _____________   ___________    ___________    ___________

Net income (loss) applicable
 to common shareholders     $   544,371   $ 4,045,482    $ 3,155,900    $  (257,003)
                           =============   ===========    ===========    ===========


Basic income (loss) per
 common share               $      0.03   $      0.22    $      0.18    $     (0.02)
                           =============   ===========    ===========    ===========

Basic weighted average number
 of Shares outstanding       18,636,146    18,213,901     17,574,678     14,731,395
                           =============   ===========    ===========    ==========
Diluted income (loss) per
 common share               $      0.03   $      0.21    $      0.17    $     (0.02)
                           =============   ===========    ===========    ===========
Diluted weighted average
 number of Shares
 outstanding                 19,280,727    19,105,193     18,364,076      14,731,395
                           =============   ===========    ===========    ===========

                                As of              As of             As of
                              December 31,        June 30,          June 30,
                                 2006              2006               2005
                              (unaudited)
                              ____________       ___________      ____________
Balance Sheet Data:
Total assets                  $25,261,214        $21,984,987      $17,895,648
Working capital                 9,506,547          7,477,291        4,106,316
Long-term obligations,
  less current maturities       1,081,402          1,083,458        1,912,232
Total stockholders' equity     16,373,194         13,455,775        9,101,939

                                  RISK FACTORS

     An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating whether to invest in the securities offered hereby.

OPERATING RISKS

AGING OF ACCOUNTS RECEIVABLES COULD RESULT IN OUR INABILITY TO COLLECT RECEIVABLES REQUIRING US TO INCREASE OUR DOUBTFUL ACCOUNTS RESERVE WHICH WOULD DECREASE OUR NET INCOME AND WORKING CAPITAL.

     As our accounts receivable age and become uncollectible our cash flow is negatively impacted. Our accounts receivable from patient accounts (net of allowance for bad debts) were $6,771,235 at December 31, 2006 and $6,995,475 at June 30, 2006 compared with $6,330,381 at June 30, 2005. As we expand, we will be required to seek payment from a larger number of payors and the amount of accounts receivable will likely increase. Because the behavioral health industry is typically a difficult collection environment, we have focused on better accounts receivable management through increased staff, standardization of some procedures for collecting receivables and a more aggressive collection policy, in order to keep the change in receivables consistent with the change in revenue. We have also established a reserve policy, allowing greater amounts of reserves as accounts age from the date of billing. If the amount of receivables, which eventually become uncollectible, exceeds such reserves, we could be materially adversely affected. The following chart represents our Accounts Receivable, Allowance for Doubtful Accounts at December 31, 2006, June 30, 2006, 2005 and 2004, respectively and Bad Debt Expense for the six months ended December 31, 2006 and the fiscal years ended June 30, 2006, 2005 and 2004:

                         Allowance for          Doubtful        Bad Debt
                     Accounts Receivable        Accounts        Expense
                     ___________________       __________      __________

 December 31, 2006     $10,161,071             $3,389,836      $  799,983
 June 30, 2006          10,096,061              3,100,586       1,912,516
 June 30, 2005           8,287,365              1,956,984       1,272,037
 June 30, 2004           7,287,090              2,025,888       1,355,770

NEGATIVE CASH FLOW COULD ARISE AS A RESULT OF SLOW GOVERNMENT PAYMENTS WHICH COULD REQUIRE THE COMPANY TO BORROW ADDITIONAL FUNDS AT UNFAVORABLE RATES AND AFFECT OUR NET INCOME, WORKING CAPITAL AND LIQUIDITY.

     The concentration of accounts receivable due from government payors could create a severe cash flow problem should these agencies fail to make timely payment. We had substantial receivables from Medicaid and Medicare of approximately $1,504,000 at December 31, 2006, $1,786,000 at June 30, 2006 and
$1,584,000 at June 30, 2005, which would create a cash flow problem should these agencies defer or fail to make reimbursement payments as due, and would require us to borrow at unfavorable rates or pay additional interest as overline fees on current debt instruments. This would result in lower net income for the same services provided and lower earnings per share.

NEGATIVE CASH FLOW COULD IMPACT OUR ABILITY TO MEET OBLIGATIONS WHEN DUE WHICH COULD REQUIRE THE COMPANY TO BORROW ADDITIONAL FUNDS AT UNFAVORABLE RATES AND AFFECT OUR NET INCOME.

     If managed care organizations delay approving treatment, or reduce the patient length of stay or number of visits or reimbursement, our Company's ability to meet operating expenses is affected. As managed care organizations and insurance companies adopt policies that limit the length of stay for substance abuse treatment, our business is materially adversely affected since our revenues and cash flow go down and our fixed operating expenses continue or increase based on the additional resources required to collect accounts receivable.

     Reimbursement for substance abuse and psychiatric treatment from private insurers is largely dependent on our ability to substantiate the medical necessity of treatment. The process of substantiating a claim often takes up to four months and sometimes longer; as a result, we experience significant delays in the collection of amounts reimbursable by third-party payors, which requires us to increase staff to pursue payment and adversely affects our working capital condition. This causes amounts borrowed on our accounts receivable revolver to remain outstanding for longer periods of time resulting in higher interest expense in addition to the reduced income resulting from the shorter lengths of stay, which combined reduce net income and earnings per share.

POTENTIAL   STAFFING  SHORTAGES  COULD  REQUIRE  US  TO  INCREASE  OUR  EMPLOYEE
COMPENSATION AND REDUCE OUR NET INCOME.

        The limited number of healthcare professionals in the areas in which we operate may create staffing shortages. Our success depends, in large part, on our ability to attract and retain highly qualified personnel, particularly skilled health care personnel, which are in short supply. We face competition for such personnel from governmental agencies, health care providers and other companies and are constantly increasing our employee benefit programs, and related costs, to maintain required levels of skilled professionals. As a result of staffing shortages, we use professional placement services to supply us with a pool of professionals from which to choose. These individuals generally are higher skilled, seasoned individuals who require higher salaries, richer benefit plans, and in some instances, require relocation. We have also entered into contracts with agencies to provide short-term interim staffing in addition to placement services. These additional costs impact our profitability.

     In December 2004, the Company's largest facility voted for UAW representation. Approximately 75% of the staff of the facility are members of the Union. The Union contract was renewed in December 2006 for three additional years. The employees could vote to strike when the contract comes up for renewal in December 2009. This action would negatively impact profitability by requiring the Company to transfer patients to competing facilities or pay high short term staffing rates. This could also negatively impact the Company's reputation in the community.

     The Company is currently in negotiations with the Teamsters Union in Nevada, who will represent the employees of the Company's out-patient locations in Nevada and Arizona operating as Harmony Healthcare.

WE RELY ON KEY CLIENTS, THE LOSS OF ANY OF WHICH WOULD REDUCE OUR NET REVENUES AND OUR NET INCOME.

     The Company relies on contracts with more than ten clients to maintain patient census at its inpatient facilities and provide patients for our outpatient operations and our employee assistance programs. The loss of any of such contracts would impact our ability to meet our fixed costs. We have entered into relationships with large employers, health care institutions and labor unions to provide treatment for psychiatric disorders, chemical dependency and substance abuse in conjunction with employer-sponsored employee assistance programs. The employees of such institutions may be referred to us for treatment, the cost of which is reimbursed on a per diem or per capita basis. Approximately 30% of our total revenue is derived from these clients. Only one of these organizations account for greater than 10% of our consolidated net revenues, but the loss of any of these clients would require us to expend considerable effort to replace patient referrals and would result in revenue losses and attendant loss in income.

GOVERNMENT REGULATION COULD RESTRICT OUR ABILITY TO EXPAND, REDUCE THE ALLOWABLE REIMBURSEMENT TO THE COMPANY AND REDUCE OUR NET INCOME.

     Control of the healthcare industry exercised by federal, state and local regulatory agencies can increase costs, establish maximum reimbursement levels and limit expansion. Our Company and the health care industry are subject to rapid regulatory change with respect to licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, the addition of new services, compliance with physical plant safety and land use requirements, implementation of certain capital expenditures, reimbursement for services rendered and periodic government inspections. Governmental budgetary restrictions have resulted in limited reimbursement rates in the healthcare industry including our Company. As a result of these restrictions we cannot be certain that payments under government programs will remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states, including the State of Michigan where the majority of our Medicaid Revenue is generated, are considering reductions in state Medicaid budgets, which may be reflected through more limited access, lower rates, and higher utilization assessments.

SOLE SOURCE CONTRACTING BY MANAGED CARE ORGANIZATIONS MAY REDUCE OUR AVAILABLE PATIENTS BY ELIMINATING OUR ABILITY TO SERVICE THEM.

     Insurance companies and managed care organizations are entering into sole source contracts with healthcare providers, which could limit our ability to obtain patients. Private insurers, managed care organizations and, to a lesser extent, Medicaid and Medicare, are beginning to carve-out specific services, including mental health and substance abuse services, and establish small, specialized networks of providers for such services at fixed reimbursement rates. We are not aware of any lost business as a result of sole source contracts to date, as we have not been advised by any payor that we have been eliminated as a provider from their system based on an exclusivity contract with another provider. Continued growth in the use of carve-out systems could materially adversely effect our business to the extent we are not selected to participate in such smaller specialized networks or if the reimbursement rate is not adequate to cover the cost of providing the service.

ACQUISITION AND EXPANSION COULD RESULT IN NEGATIVE CASH FLOW WHICH COULD REQUIRE THE COMPANY TO BORROW ADDITIONAL FUNDS AT UNFAVORABLE RATES AND AFFECT OUR NET INCOME.

        The acquisition of new businesses or the expansion of our businesses, may result in operating costs far greater than revenues for a significant period of time. The operating losses and negative cash flow associated with start-up operations or acquisitions could have a material adverse affect on our profitability and liquidity unless and until such facilities are fully integrated with our other operations and become self sufficient. Until such time we may be required to borrow at higher rates and less favorable terms to supplement short term operating cash flow shortages.

MANAGEMENT RISKS

CONTROL OF THE COMPANY PROVIDES THE PRINCIPAL SHAREHOLDER WITH THE POWER TO APPROVE ALL TRANSACTIONS AND CONTROL THE BOARD OF DIRECTORS WITHOUT INPUT OF OTHER SHAREHOLDERS.

     Bruce A. Shear is in control of the Company since he is entitled to elect and replace a majority of the board of directors. Bruce Shear and his affiliates own and control 92.8% of the class B common stock, which elects three of the five members of the Board of Directors. Bruce Shear can establish, maintain and control business policy and decisions by virtue of his control of the election of the majority of the members of the board of directors.

INABILITY TO RETAIN KEY PERSONNEL COULD AFFECT OUR CLIENT RELATIONS AND THUS REDUCE OUR REVENUE AND NET INCOME.

     Retention of key personnel with knowledge of key contracts and clients is essential to the success of the Company. PHC is highly dependent on the principal members of its management and professional staff including Bruce A. Shear, PHC's President and Chief Executive Officer and Robert H. Boswell, PHC's Senior Vice President. The loss of Mr. Shear, Mr. Boswell or any other member of PHC's management could adversely affect PHC's relationship with key clients.

     In April 2004, the Company acquired Pivotal Research Centers, LLC, which is engaged in clinical drug testing. Dr. Kirby, the founder and medical director of Pivotal, has key relationships with the pharmaceutical companies that provide contracts for the research business. Dr. Kirby signed an employment and non-compete agreement at the time of the acquisition. This agreement expired on December 31, 2006, however, the Company negotiated to continue his employment for another year, through December 31, 2007.

     We do not anticipate any key member of management will leave the Company but do have key man life insurance policies on Mr. Shear and Dr. Kirby.

MARKET RISKS

THE COMPANY EXPECTS ITS STOCK PRICE TO BE VOLATILE.

     The market price of the Company's common stock has been volatile in the past. The shares have sold at prices varying between a low of $.93 and a high of $3.18 from July 2004 through December 2006. Trading prices may continue to fluctuate in response to a number of events and factors, including the following:

o    quarterly variations in operating results;
o    new products, services and strategic developments by us or our competitors;
o    developments in our relationships with our key clients;
o    regulatory developments; and
o    changes in our revenues, expense levels or profitability;

PREFERRED STOCK ISSUANCE COULD RESULT IN DIVIDEND, VOTING AND LIQUIDATION PREFERENCES SUPERIOR TO THE COMMON STOCK

     Our right to issue convertible preferred stock may adversely affect the rights of the common stock. Our Board of Directors has the right to establish the preferences for and issue up to 1,000,000 shares of preferred stock without further stockholder action. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the market price of and the ability to sell common stock.


                      SUMMARY DESCRIPTION OF CAPITAL STOCK

Common Stock

     The Company has authorized two classes of common stock. The Class A common stock and the Class B common stock. Subject to preferential rights in favor of the holders of the Preferred Stock, the holders of the common stock are entitled to dividends when, as and if declared by the Company's Board of Directors. Holders of the Class A common stock and the Class B common stock are entitled to share equally in such dividends, except that stock dividends (which shall be at the same rate) shall be payable only in Class A common stock to holders of Class A common stock and only in Class B common stock to holders of Class B common stock.

Class A Common Stock

     The Class A common stock is entitled to one vote per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A common stock are entitled to elect two members to the Company's Board of Directors.

     The Class A common stock is non-redeemable and non-convertible and has no pre-emptive rights. The shares of Class A common stock offered hereby and the shares issued on the exercise of the warrants will be fully paid and non-assessable.

Class B Common Stock

     The Class B common stock is entitled to five votes per share with respect to all matters on which shareholders are entitled to vote, except as otherwise required by law and except that the holders of the Class A common stock are entitled to elect two members to the Company's Board of Directors. The holders of the Class B common stock are entitled to elect all of the remaining members of the Board of Directors.

     The Class B common stock is non-redeemable and has no pre-emptive rights.

     Each share of Class B common stock is convertible, at the option of its holder, into a share of Class A common stock. In addition, each share of Class B common stock is automatically convertible into one fully-paid and non-assessable share of Class A common stock (i) upon its sale, gift or transfer to a person who is not an affiliate of the initial holder thereof or (ii) if transferred to such an affiliate, upon its subsequent sale, gift or other transfer to a person who is not an affiliate of the initial holder. Shares of Class B common stock that are converted into Class A common Stock will be retired and cancelled and shall not be reissued.

     All of the outstanding shares of Class B common stock are fully paid and nonassessable.

Preferred Stock

     The Board of Directors is authorized, without further action of the shareholders, to issue up to 1,000,000 shares in one or more classes or series and to determine, with respect to any series so established, the preferences, voting powers, qualifications and special or relative rights of the established class or series, which rights may be in preference to the rights of common stock. No shares of the Company's preferred stock are currently issued or outstanding.

                            SELLING SECURITY HOLDERS

     The selling security holders consist of several groups of investors who acquired Class A common stock or warrants entitling the holder to purchase shares of Class A common stock from the Company.

     The following table identifies individuals and investors who acquired common stock or warrants entitling the holder to purchase shares of Class A common stock. All shares of Class A common stock issuable on exercise of the warrants may be sold from time to time by the selling security holders. The information contained in the following table indicates beneficial ownership based on the Company's records, on reports filed by the selling security holders with the SEC or otherwise provided by the selling security holders and on information provided by our transfer agent as of January 31, 2007. None of the selling security holders is or has been an affiliate of our Company in the last three years.

     Our Company will receive an aggregate of $398,200 if the holders of all of the warrants exercise the warrants and purchase shares of Class A common stock. The average exercise price is $1.122. The selling security holders will retain all other proceeds from the sale of the shares being registered. However, there can be no assurance that the holders will exercise these warrants and the proceeds will be received by the Company.

     Only one of the selling security holders, Camden Partnership Limited Partnership, beneficially owns greater than 5% of the outstanding Class A Common Stock and, when the offering is complete, the same will be true.

         Detailed Table of Selling Security Holder information follows:

                                                                         Shares of Common
Name of Selling             Shares of Common Stock   Number of Shares    Stock to be
 Security                   Beneficially Owned       of Common Stock     Beneficially Owned
 Holders (1)                Prior to Offering        Being Offered       After Offering (2)
                             Number    Percentage                        Number   Percentage
                           _______________________   _______________     ____________________
Camden Partners Limited
 Partnership 3
Shane Kim
500 Wast Pratt Street,
Suite 1200
Baltimore, MD 21202           1,657,177    8.4%         961,539          695,638      3.5%
Alex Luvall 4                    10,000      *           10,000              -0-        *
Mukesh Patel 4                   20,000      *           20,000              -0-        *
CapitalSource Finance 5
Todd Gordon
4445 Willard Avenue,
12th Floor
Chevy Chase, MD  20815          250,000    1.2          250,000              -0-        *
Fiserv Securities, FBO
Kim Gloystein, IRA 6              5,000      *            5,000              -0-        *
Fiserv Securities, FBO
George Johnson, IRA 6 7           5,000      *            5,000              -0-        *
Vicki D. E. Barone 6              2,500      *            2,500              -0-        *
Fiserv Securities, FBO
Jon Kruljac, IRA 6 7 11           5,000      *            5,000              -0-        *
Fiserv Securities, FBO
Dent Lund, IRA 6 7                2,500      *            2,500              -0-        *
David Spitz 6 7 11                5,113      *            5,113              -0-        *
Sandor Capital Master
 Fund, LP
John Lemak 6 7 8
2828 Routh Street,
Suite 500
Dallas, TX  75201               365,600    1.8           25,000          340,600      1.7


                                       14

                                                                         Shares of Common
Name of Selling             Shares of Common Stock   Number of Shares    Stock to be
 Security                   Beneficially Owned       of Common Stock     Beneficially Owned
 Holders (1)                Prior to Offering        Being Offered       After Offering (2)
                             Number    Percentage                        Number   Percentage
                           _______________________   _______________     ____________________

Meadowbrook Opportunity
 Fund, LLC
Michael Ragins 6 8
520 Lake Cook Road,
Suite 690
Deerfield, IL  60015            250,000    1.2           50,000          200,000      1.0
UVE Partners LLC
Gary Simon 6 8
1270 Avenue of the Americas,
Ste 1800
New York, NY  10020             194,400      *           25,000          169,400        *
Asamara LLC
Stephen Heyman 6
415 S. Boulder, 9th Floor
Tulsa, OK  74103                318,020    1.6            96,590         221,430      1.1
Hammerstone Capital Partners
Jack Alfandary 6 7 8
237 Park Avenue
New York, NY  10023             204,545    1.0            40,909         163,636        *
Morgan Stanley Dean Witter,
 Custodian for
Jeffrey Waters 6 7               25,000      *            25,000             -0-        *
David Spitz 7 9 12               90,000      *            90,000             -0-        *
Curtis Akey 7 9                  10,000      *            10,000             -0-        *
Lee Schlessman 7 9                1,798      *             1,798             -0-        *
Greg & Ann Fulton 7 9             2,700      *             2,700             -0-        *
Scott Liolios 7 9                 2,500      *             2,500             -0-        *
Jeff Kohler 7 9                   2,500      *             2,500             -0-        *
Pete Bloomquist 7 9               2,500      *             2,500             -0-        *
Jon Kruljac 7 9 12                2,500      *             2,500             -0-        *
Andrea Bauer 7 9                  2,500      *             2,500             -0-        *
Nancy Stratton 7 9                1,000      *             1,000             -0-        *
Hayden Communications
Mathew Hayden 10
1401 Havens Drive
N. Myrtle Beach, SC 29582       123,333      *           60,000           63,333        *

* Less than one percent.

1. Unless otherwise indicated, the address of each of the individuals listed in this table is c/o PHC, Inc. 200 Lake Street, Suite 102, Peabody, MA 01960

2. Assumes that all shares of common stock registered hereunder will be sold. Consequently, the number of shares of common stock shown as beneficially owned by each listed stockholder after any offering under this registration statement is equal to the number of shares of common stock beneficially owned by such stockholder prior to such offering, minus the number of shares of common stock, if any, offered by such stockholder in any such offering.

3. In December 2006, the Company issued 961,539 shares of Class A common stock, at $2.08 per share in a private placement to one investor, Camden Partners Limited Partnership ("CPLP"). Camden Partners Capital Management, LLC ("CPCM"), is the sole general partner of CPLP. Each of the Camden Managers is a Class A Member of CPCM. CPCM, CPLP and the Camden Managers each disclaims being members of a group pursuant to Rule 13d-5(b)(1) of the Securities Exchange Act.

     As the sole general partner of CPLP, CPCM may be deemed to own beneficially the securities held of record by CPLP. CPCM disclaims beneficial ownership of any securities held of record by CPLP, except to the extent of its pecuniary interest therein. As the Class A Members of CPCM, the Camden Managers may be deemed to own beneficially the securities held of record by CPLP. Each of the Camden Managers hereby disclaims beneficial ownership of any securities not held of record by him, except to the extent of his pecuniary interest therein.

4. The Company issued warrants to consultants for services provided. Warrants to purchase 10,000 shares of Class A common stock at an exercise price of $1.00 were issued April 1, 2003 and warrants to purchase 20,000 shares of Class A common stock at an exercise price of $0.90 were issued on September 22, 2003.

5. On October 19, 2004, in conjunction with the refinancing of the Company's outstanding long term debt, the Company issued warrants to purchase 250,000 shares of Class A common stock at an exercise price of $1.15.

6. In March and April 2004, the Company issued 2,660,012 shares of Class A common stock, at $1.10 per share and 593,980 warrants to purchase shares of Class A common stock at an exercise price of $1.10, in connection with this private placement. At the date of this filing 287,612 of these shares are unsold and are included in this Registration Statement.

7. These individuals are associated with a firm that is registered as a broker-dealer with the Commission and which is a member of the National Association of Security Dealers, Inc. The individuals acquired the shares for their own account as an investment and paid the full purchase price on acquisition. The individuals are not acting in concert with respect to any sale and have no plans to enter into a firm commitment underwriting.

8. The named individual, who is a natural person, has all investment power including the right to vote and dispose of the shares.

9. In connection with the purchase of the membership interest in Pivotal, the Company issued 200,000 warrants to purchase shares of Class A common stock to individuals who were associated with Bathgate Capital as a finders fee. At the date of this filing, 117,998 of these shares are unsold and are included in this Registration Statement

10. In October 2003, the Company issued 60,000 warrants to purchase shares of Class A common stock to Hayden Communications for investor relations consulting services including but not limited to investment community awareness, shareholder communications and media relations. At the date of this filing, all 60,000 of these shares are unsold and are included in this Registration Statement.

11. Does not include shares issued on exercise of warrants issued as a finder's fee, which shares are included under the caption finder's fee in this prospectus.

12. Does not include common stock and shares issued on exercise of warrants issued as part of a private placement, which shares are included under the caption private placement in this prospectus.

                              PLAN OF DISTRIBUTION

     The Class A common stock offered hereby may be sold from time to time on the American Stock Exchange through underwriters, dealers, brokers or other agents. PHC will receive $398,200 if the warrants to purchase 355,000 shares being registered are exercised; however, PHC will receive no proceeds from the sale, by the selling security holders, of the additional 1,352,149 shares of Class A common stock included in this registration statement.

     The Class A common stock offered may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The Selling Security Holder will determine the selling price at the time of the transaction or by an agreement with its underwriters, dealers, brokers or other agents.

     Any underwriters, dealers, brokers or other agent to or through whom Class A common stock offered hereby is sold may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Security Holder and/or purchasers of Class A common stock for whom they may act as agent or to whom they may sell as principal, or both (which compensation to a particular underwriter, broker, dealer or other agent might be in excess of customary commissions). In addition, a Selling Security Holder and any such underwriters, dealers, brokers or other agents may be deemed to be underwriters under the Securities Act, and any profits on the sale of Class A common stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the Class A common stock will be selected by a Selling Security Holder and may have other business relationships with PHC and its subsidiaries or affiliates in the ordinary course of business. PHC cannot presently estimate the amount of any such discounts, commissions or concessions. PHC knows of no existing arrangements between the selling security holders and any underwriter, dealer, broker or other agent with respect to the sale of the shares covered by this prospectus.

     The Company has been advised that the persons who are associated with broker-dealers acquired the shares for their own account for investment and have not entered into any agreement or arrangement between themselves or with any other person with respect to the sale or distribution of the shares covered by this prospectus. See the information under the caption Selling Security Holders.

     Several of the selling security holders are registered broker-dealers with the Commission. Each acquired the shares covered by this prospectus in the ordinary course of business as an investment.

                                  LEGAL MATTERS

     Arent Fox LLP, Washington, DC have passed upon the validity of the securities offered hereby for PHC.

                                     EXPERTS

     The consolidated financial statements of our Company as of June 30, 2005 and for the years ended June 30, 2005 and 2004, incorporated by reference in the prospectus constituting a part of this registration statement on Form S-3, have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements as of and for the year ended June 30, 2006, incorporated in the prospectus by reference to the annual report on Form 10-K of PHC, Inc. have been audited by Eisner LLP, an independent registered public accounting firm, and have been so incorporated in reliance upon the reports of such firm given upon the authority as experts in auditing and accounting.

                              AVAILABLE INFORMATION

     The Company filed a registration statement with the Securities and Exchange Commission covering the securities offered. This prospectus does not contain all of the information set forth in the registration statement and the related exhibits and schedules. For further information with respect to the Company and the securities being offered, see the registration statement and related exhibits and schedules. Copies of these documents are available for review at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N. W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at The Woolworth Building, 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Copies of such materials are available upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information about PHC that is filed electronically at http:\\WWW.SEC.GOV. Reference is made to the copies of any contracts or other documents filed as exhibits to the registration statement.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. Such reports, proxy statements and other information can also be inspected at the Commission's regional offices at The Woolworth Building, 233 Broadway, New York, New York 10279.

     A copy of our Annual Report on Form 10-K for the year ended June 30, 2006, as filed with the Commission, is available upon request, without charge, by writing to PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960,
Attention: Bruce A. Shear.

     We furnish our stockholders and warrant holders with annual reports containing audited financial statements and such other periodic reports as we may from time to time deem appropriate or as may be required by law.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Incorporated herein by reference and made a part of this prospectus are the following: (1) our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 filed with the Commission on October 13, 2006, commission file #0-22916;
(2) our Proxy Statement filed with the Commission on November 10, 2006; (3) our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 filed with the Commission on November 14, 2006 and December 31, 2006 filed with the Commission on February 14, 2007 (4) Current reports on Form 8-K filed with the Commission on December 21, 2006 and February 5, 2007; and (5) the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on February 20, 2007. All documents subsequently filed by the Company with the Commission, as required by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering, will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes to the financial statements) appearing in the documents incorporated by reference, except to the extent set forth in the immediately preceding statement.

     The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of the information that is incorporated by reference herein. Requests for such information should be directed to: PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Attention: Bruce A. Shear.

No dealer, salesman or any other person has
been authorized to give any information or
to make any representations other than those
contained in this prospectus in connection
with the offering made hereby, and, if given                  PHC, INC.
or made, such information  or  representations
must not be relied upon as having been
authorized by PHC.  This  Prospectus  does not
constitute  an offer to sell or a  solicitation       PIONEER BEHAVIORAL HEALTH
of an offer to buy,  by any  person in any
jurisdiction  in which it is unlawful for such
person to make such offer or solicitation.
Neither the delivery of this  prospectus  nor
any offer, solicitation  or sale made
hereunder shall under any circumstances create              1,707,149 Shares of
any implication that the information herein                Class A Common Stock
contained is correct as of any time
subsequent to the date of the prospectus.














                                                                   PROSPECTUS
                                                                  March , 2007

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

It is estimated that the following expenses were incurred in connection with the offering hereunder:

   SEC Registration Fee                $   165
   Legal Fees and Expenses              10,000
   Accounting Fees and Expenses         30,000
   Miscellaneous                         1,335
                                       ________
     Total                            $ 41,500
                                      =========

The Registrant will bear all expenses shown above.

Item 15. Indemnification of Directors and Officers.

     Section 6 of the Registrant's Restated Articles of Organization provides, in part, that the Registrant shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Registrant during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     In addition, the Restated Articles of Organization of the Registrant, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contain a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations wherein a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution, or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of PHC pursuant to the foregoing provisions, or otherwise, PHC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by PHC of expenses incurred or paid by a director, officer or controlling person of PHC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, PHC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

4.1 Warrant Agreement issued to CapitalSource Finance, LLC to purchase 250,000 Class A Common shares dated October 19, 2004. (Filed as exhibit 4.14 to the Company's report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2004. Commission file number 0-22916).

4.2 Equity Purchase Warrant to purchase 1% equity in Behavioral Health Online by and between PHC, Inc., and Heller Healthcare Finance dated March 16, 1998. (Filed as exhibit 4.17 to the Company's quarterly report on Form 10-QSB, filed with the Securities and Exchange Commission on November 14, 2000. Commission file number 0-22916).

4.3 Equity Purchase Warrant to purchase 1% equity in Behavioral Health Online by and between PHC, Inc., and Heller Healthcare Finance dated December 18, 2000. (Filed as exhibit 4.19 to the Company's report on Form 10-KSB dated September 25, 2001. Commission file number 0-22916).

4.4 Form of Subscription Agreement and Warrant. (Filed as exhibit 4.20 to the Company's report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2004. Commission file number 0-22916).

*23.1 Consent of Eisner LLP, an independent registered public accounting firm.

*23.2 Consent of BDO Seidman, LLP, an independent registered public accounting firm.

23.3 Consent of Wood & Dwyer, P.L.C. accountants for the acquired company. (Filed as exhibit 23.1 to the Company's report on Form 8-K/A filed with the Securities and Exchange Commission on June 29, 2004. Commission file number 0-22916).

*23.4 Consent of Arent Fox PLLC. Included in exhibit 5.1 filed herewith.

*24.1 Power of Attorney: included on signature page.

*5.1 Opinion of Arent Fox LLP.

*Filed herewith

Item 17. Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant Statement:

     (i)  To  include  any  prospectus  required  by   Section-10(a)(3) of   the
          Securities Act;

     (ii) To reflect in the prospectus any facts or events, arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peabody, State of Massachusetts.

                                PHC, INC.

Date:  March 20, 2007            By: /s/ Bruce A Shear
                                _______________________
                                        Bruce A. Shear
                                        President  and Chief  Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Bruce A. Shear his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                                TITLE(S)                    DATE

                               President, Chief Executive
  /s/ Bruce A. Shear           Officer and Director (principal    March 20, 2007
 ____________________          executive officer)
     Bruce A. Shear


  /s/ Paula C. Wurts           Treasurer and Clerk                March 20, 2007
 ____________________          (principal financial
      Paula C. Wurts            and accounting officer)

  /s/ Donald E. Robar          Director                           March 20, 2007
 ____________________
    Donald E. Robar

                               Director                           March 20, 2007
 ____________________
     Howard Phillips

                               Director                           March 20, 2007
 ____________________
     William F. Grieco

 /s/ David E. Dangerfield      Director                           March 20, 2007
 ____________________
    David E. Dangerfield